================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K/A


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) June 21, 1997

                           -------------------------


                           HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
               (State or Other Jurisdiction of Incorporation)

       1-5664                                       53-0085950
(Commission File Number)               (I.R.S. Employer Identification Number)


                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principal Executive Offices) (Zip Code)

                          ----------------------------

       Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)

================================================================================

                                    FORM 8-K/A

Item 2.  Acquisitions or Dispositions of Assets

The Registrant hereby amends its Current Report on Form 8-K dated June 21, 1997 by filing financial statements of an acquired business, Forum Group, Inc., which was previously owned by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc., and certain pro forma financial information for Host Marriott Corporation.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Forum Group, Inc. as Partitioned for Sale to Host Marriott Corporation:

                                                                            Page
                                                                            ----
          Report of Independent Public Accountants                            3
          Balance Sheet as of January 3, 1997                                 4
          Statement of Operations for the forty week period
            ended January 3, 1997                                             5
          Statement of Cash Flows for the forty week period
            ended January 3, 1997                                             6
          Notes to Financial Statements                                       7

          Independent Auditors' Report                                       15
          Combined Balance Sheets as of March 31, 1996 and 1995              16
          Combined Statements of Operations for the years ended
            March 31, 1996 and 1995                                          17
          Combined Statements of Cash Flows for the years ended
            March 31, 1996 and 1995                                          18
          Notes to Combined Financial Statements                             19

          Condensed Balance Sheet as of June 20, 1997                        30
          Condensed Statements of Operations for the twenty-four
            week period ended June 20, 1997 and the period from
            January 1, 1996 through June 14, 1996                            31
          Condensed Statements of Cash Flows for the twenty-four
            week period ended June 20, 1997 and the period from
            January 1, 1996 through June 14, 1996                            32
          Notes to Condensed Financial Statements                            33

     (b) Pro Forma financial information of the Registrant reflecting the acquisition of the Forum Group, Inc. as of and for the twenty-four weeks ended June 20, 1997 and for the fiscal year ended January 3, 1997 (unaudited):

                                                                            Page
                                                                            ----
         Pro Forma Condensed Consolidated Financial Data                     34
         Pro Forma Condensed Consolidated Balance Sheet as of
           June 20, 1997                                                     35
         Pro Forma Condensed Consolidated Statement of Operations
           for the twenty-four weeks ended June 20, 1997                     36
         Pro Forma Condensed Consolidated Statement of Operations
           for the fiscal year ended January 3, 1997                         37
         Notes to Pro Forma Condensed Consolidated Financial Data            38



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOST MARRIOTT CORPORATION

                                   By:  /s/ Donald D. Olinger
                                        --------------------------------
                                        Donald D. Olinger
                                        Senior Vice President and
                                        Corporate Controller

 Date: September 4, 1997

                    Report of Independent Public Accountants






To the Board of Directors of
Marriott Senior Living Services, Inc.:



We have audited the accompanying balance sheet of Forum Group, Inc. (a business unit wholly-owned by Marriott Senior Living Services, Inc.) as partitioned for sale to Host Marriott Corporation (see Note 1), as of January 3, 1997, and the related statements of operations and cash flows for the 40-week period then ended. These financial statements are the responsibility of Marriott Senior Living Services, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forum Group, Inc. as Partitioned for Sale to Host Marriott Corporation as of January 3, 1997, and the results of its operations and its cash flows for the 40-week period then ended in conformity with generally accepted accounting principles.




                                        Arthur Andersen LLP



Washington, D.C.,
August 1, 1997

                   FORUM GROUP, INC., AS PARTITIONED FOR SALE
                          TO HOST MARRIOTT CORPORATION
                                  (SEE NOTE 1)

                                  Balance Sheet
                              As of January 3, 1997
                                 (in thousands)



                                                                                                  January 3, 1997
                                                                                                  ---------------
ASSETS

    Property and equipment, net                                                                    $  507,325
    Due from manager                                                                                   18,908
    Other assets                                                                                       20,221
    Cash and cash equivalents                                                                          18,640
    ---------------------------------------------------------------------------------------------------------
               Total Assets                                                                        $  565,094
    =========================================================================================================

LIABILITIES AND EQUITY

    Debt                                                                                           $  244,318
    Other liabilities                                                                                  36,111
    ---------------------------------------------------------------------------------------------------------
               Total Liabilities                                                                      280,429

    Equity
       Investments and advances from parent                                                           284,665
    ---------------------------------------------------------------------------------------------------------
               Total Liabilities and Equity                                                        $  565,094
    =========================================================================================================












                   The Accompanying Notes are an Integral Part
                         of These Financial Statements.

                   FORUM GROUP, INC., AS PARTITIONED FOR SALE
                          TO HOST MARRIOTT CORPORATION
                                  (SEE NOTE 1)

                             Statement of Operations
                 For the Forty Week Period ended January 3, 1997
                                 (in thousands)


                                                                                                 January 3, 1997
                                                                                                 ---------------
REVENUES                                                                                           $   51,969
-------------------------------------------------------------------------------------------------------------
OPERATING COSTS AND EXPENSES

       Depreciation and amortization                                                                    8,494
       Base management fees                                                                             7,935
       Property taxes                                                                                   3,616
       Ground rent, insurance and other                                                                 2,963
-------------------------------------------------------------------------------------------------------------
               Total operating costs and expenses                                                      23,008
-------------------------------------------------------------------------------------------------------------

OPERATING PROFIT BEFORE
    INTEREST AND MINORITY INTEREST                                                                     28,961

         Interest expense                                                                             (14,283)
         Interest income                                                                                1,111
         Minority interest expense                                                                       (482)
-------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                                             15,307

         Provision for income taxes                                                                    (5,973)
-------------------------------------------------------------------------------------------------------------
NET INCOME                                                                                          $   9,334
=============================================================================================================






                   The Accompanying Notes are an Integral Part
                         of These Financial Statements.

                   FORUM GROUP, INC., AS PARTITIONED FOR SALE
                          TO HOST MARRIOTT CORPORATION
                                  (SEE NOTE 1)

                             Statement of Cash Flows
                 For the Forty Week Period Ended January 3, 1997
                                 (in thousands)

                                                                                                  January 3, 1997
                                                                                                  ---------------
OPERATING ACTIVITIES
       Net income                                                                                    $  9,334
       Adjustments to reconcile to cash from operating
          activities:
       Depreciation and amortization                                                                    8,494
       Amortization of deferred income                                                                   (582)
       Changes in operating accounts:
          Other assets                                                                                  2,891
          Other liabilities                                                                             6,733
-------------------------------------------------------------------------------------------------------------
       Cash from operating activities                                                                  26,870
-------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
       Additions to property and equipment                                                            (65,577)
       Acquisition of Forum Group, Inc. (see Note 1)                                                  (94,009)
-------------------------------------------------------------------------------------------------------------
       Cash used in investing activities                                                             (159,586)
-------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
       Payments on debt                                                                                (2,281)
       Debt prepayments                                                                               (92,111)
       Resident deposits                                                                                  288
       Deferred income, net                                                                               920
       Advances (to)/from parent                                                                      225,834
-------------------------------------------------------------------------------------------------------------
       Cash provided in financing activities                                                          132,650
-------------------------------------------------------------------------------------------------------------
Decrease in Cash and Cash Equivalents                                                                     (66)

CASH AND CASH EQUIVALENTS, BEGINNING
   OF PERIOD                                                                                           18,706
-------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                            $  18,640
=============================================================================================================


                   The Accompanying Notes are an Integral Part
                         of These Financial Statements.

                   FORUM GROUP, INC., AS PARTITIONED FOR SALE
                          TO HOST MARRIOTT CORPORATION
                                  (SEE NOTE 1)

                          Notes to Financial Statements
                                 January 3, 1997


1.   BASIS OF PRESENTATION

     On June 21, 1997, HMC Senior Communities, Inc., a wholly-owned subsidiary of Host Marriott Corporation ("Host"), acquired all of the outstanding stock of Forum Group, Inc. and subsidiaries ("Forum") from Marriott Senior Living Services, Inc. ("MSLSI"), a subsidiary of Marriott International, Inc. ("MI" or the Parent Company), pursuant to a Stock Purchase Agreement ("Agreement") dated June 21, 1997. Certain operations and other assets and liabilities of Forum including seven communities, management fees and lifecare bonds, specifically excluded from the Agreement, are not included in these financial statements. Accordingly, these financial statements include only assets and liabilities, along with results from operations generated therefrom, included in the Agreement ("Partitioned Business").

     The primary operations of the Partitioned Business is 29 retirement communities ("RCs"), located in 11 states, managed by a subsidiary of MSLSI.

     The Partitioned Business was an organizational unit of MSLSI and its majority owned and controlled subsidiaries and affiliates. MI is incorporated in the state of Delaware. Its subsidiaries and affiliates are incorporated or registered in other jurisdictions in the U.S. and a number of other countries. The Partitioned Business is not a distinct legal entity.

     On March 25, 1996, FG Acquisition Corp. ("Acquisition"), an Indiana corporation and wholly-owned indirect subsidiary of MI acquired approximately 99.1% of the outstanding shares of common stock of Forum. Acquisition paid total cash consideration of $297 million for the common stock it acquired, plus certain warrants to purchase common stock.

     The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55 ("SAB" 55), requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses include officer and employee salaries, rent or depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. Investments and advances from parent represents the net amount of investments and advances made by MI as a result of the acquisition and operation of the Partitioned Business. These financial statements include the adjustments necessary to comply with SAB 55.

     Historically, the Partitioned Business' results of operations have been included in the consolidated U.S. federal income tax return of MI. For operations that do not pay their own income tax, MI internally allocates income tax expense at the statutory rate after adjustment for state income taxes and several other items. The income tax expense and other tax related information in these statements has been calculated as if the Partitioned Business had not been eligible to be included in the consolidated tax returns of MI. The calculation of tax provisions and deferred taxes necessarily required certain assumptions, allocations and estimates, which management believes are reasonable to accurately reflect the tax reporting for the Partitioned Business as a stand-alone taxpayer.

     These consolidated financial statements include the historical financial position, results of operations, and cash flows of the Partitioned Business previously included in the MI consolidated financial statements. These consolidated financial statements have been prepared by MI management in accordance with generally accepted accounting principles and include such estimates and adjustments as deemed necessary to present fairly the consolidated financial position, results of operations, and cash flows of the Partitioned Business for the forty-week period ended January 3, 1997.

     The Partitioned Business receives certain services and participates in certain centralized MI activities, the allocated costs of which are included in these financial statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation
     -------------

     The consolidated financial statements include the accounts of the Partitioned Business after elimination of intercompany accounts and transactions other than those with other units of MI as described in Note 7.

     Corporate Services
     ------------------

     The Partitioned Business utilized the MI centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance, administrative services and legal services. As a result, cash for many communities was commingled with MI's general corporate funds. Similarly, operating expenses, capital expenditures and other cash requirements of the Partitioned Business were paid by MI and charged directly or allocated to the Partitioned Business. In the opinion of management, MI's methods for allocating costs are reasonable; however, such costs are not necessarily indicative of the costs that would have been incurred if the Partitioned Business had been operated as an unaffiliated entity. It is not practicable for the Partitioned Business to estimate those costs on a stand-alone basis.

     Property and Equipment
     ----------------------

     Property and equipment is recorded at cost, including interest, land rent and real estate taxes capitalized during development and construction, net of accumulated depreciation. Interest capitalized as a cost of property and equipment was $439,900 for the forty-week period ended January 3, 1997. Interest costs are paid to MI and computed using MI's borrowing rate for construction expenditures of 7.35% for the forty-week period ended January 3, 1997. Property and equipment includes capitalized costs incurred in developing the real estate, including construction in progress for ongoing expansion programs at various RCs as of January 3, 1997, which will be conveyed to Host upon completion. Replacements and improvements that extend the useful life of property and equipment are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                Buildings                                   40 years
                Furniture and Equipment                     4-10 years

     A provision for value impairment is recorded whenever the estimated undiscounted future cash flows from the property are less than the property's net carrying value. No such provision was necessary at January 3, 1997.

     Due from Manager
     ----------------

     The principle component of Due from Manager is working capital under the control of and utilized by a subsidiary of MSLSI in conjunction with the operation of Forum's retirement communities. Both majority-owned and wholly-owned partnerships and corporations within the Partitioned Business have management agreements in effect with Forum, which require fees of 5% to 8% of gross operating revenues.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.

     Revenue Recognition
     -------------------

     Resident fees and health care services revenues are generated primarily from monthly charges for independent living units and daily charges for assisted living suites and nursing beds, and are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Included in resident fees revenue is ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents and is recognized as the services are provided.

     Deferred Revenue from Non-refundable Fees
     -----------------------------------------

     Monthly fees deferred for the non-refundable portion of the entry fees are a component of other liabilities. These amounts are recognized as health care services revenue and are performed over the expected term of the resident's contract. See Note 4 for further discussion of entry fees.

     Liability for Future Health Care Services
     -----------------------------------------

     Certain resident and admission agreements at RCs entitle residents to receive limited amounts of health care up to defined maximums. The estimated liabilities associated with the health care obligation have been accrued in the consolidated financial statements.

     Contractual Adjustments
     -----------------------

     A portion of revenues from health care services were attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. Reimbursement under these contractual arrangements are subject to retroactive adjustments based on agency reviews. Revenues and receivables from health care services are presented net of estimated contractual allowances in the accompanying consolidated financial statements. Management believes that reserves recorded are adequate to cover any adjustments arising from retroactive adjustments.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

     Fiscal Year
     -----------

     As a result of the acquisition, Forum adopted MI's fiscal year which ends on the Friday closest to December 31st.

3.   CONTINUING CARE AGREEMENTS

     Residents of the Lifecare Communities (Brookside,Overland Park and Pueblo Norte) are required to sign a continuing care agreement ("Care Agreement") with Forum. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and Forum's obligations to provide both health care and non-health care services. In addition, the Care Agreements provide Forum with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of written termination notice from the resident, or the death of the resident.

     When estimated costs to be incurred under continuing care agreements exceed estimated revenues, excess costs are accrued currently. The expected net cash flow to provide future health care services was discounted using an interest rate of 6.38% for the forty-week period ended January 3, 1997. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net cash flow, and as a result no liability has been recorded.

     The components of the entry fees are as follows:

     (i) Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are substantially non-interest bearing and equal to either 100%, 90% or 50% initially, depending on the type of plan, of the total entry fee less any Additional Occupant Lifecare Fee. Lifecare Bonds and corresponding cash reserves at January 3, 1997 are excluded from the consolidated financial statements. Pursuant to the Agreement, MSLSI will retain the liability for redemption of these bonds.

     (ii) Additional Occupant Lifecare Fee - This is a non-refundable fee for each additional occupant in a residential unit.

     (iii) Lifecare Fee - This component is non-refundable and equals the total entry fee less the two components described in (i) and (ii). These fees are generally amortized over a 50 to 60 month period, depending on the individual plan.

4.   OTHER ASSETS

     Security deposits, normally for one month's rent at the RC, are recorded as a current liability because residents typically terminate their rental agreement with a 30-day notice. The liability had a balance of $5,148,000 at 1996 . In addition, certain states require that security deposits be placed in an escrow account. These escrow balances amounted to $7,696,000 at January 3, 1997, and are classified as other assets in the accompanying consolidated financial statements. In some cases, to ensure prompt payment to a resident, unrestricted cash is utilized to pay the security deposits and is thereafter reimbursed out of funds held in the appropriate escrow account. Other assets also consists of prepaid real estate taxes and restricted cash accounts for property additions, debt service and insurance.

5.   INCOME TAXES

     Income taxes are calculated under the basis described in Note 1. The Partitioned Business adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), effective January 2, 1993. The Partitioned Business' deferred tax assets or liabilities are included in investments and advances from parent on the consolidated balance sheet because those amounts are currently being paid to or accrued from MI. The temporary differences that give rise to significant deferred tax assets or liabilities are property and equipment, reserves and debt premiums.

     The income tax provision is determined as if the Partitioned Business filed a separate income tax return. The provision for income taxes consists of:

                                                 1996
                                               --------
                           Current          $    687,600
                           Deferred            5,284,900
                           -----------------------------
                           Total            $  5,972,500
                           =============================

     The provision or benefit is not indicative of what would have been recorded if the Partitioned Business had determined the tax provision or benefit based on its share of MI's allocation of a tax provision or benefit to all entities included in the consolidated return based on taxable income or loss. However, the Partitioned Business will reimburse or be reimbursed by MI for its share of the consolidated provision or benefit based on MI's allocation of the provision or benefit to all entities included in the consolidated return based on taxable income or loss. The difference between the liability to or the receivable from MI and the tax provision or benefit determined as if the Partitioned Business filed a separate tax return will be recorded as a capital contribution or a dividend.

6.   RELATED PARTY TRANSACTIONS

     Due to Marriott International, Inc.
     -----------------------------------

     Cash from the Partitioned Business is deposited with MI's general corporate funds. Similarly, operating expenses, capital expenditures, centralized services and other cash requirements of the Partitioned Business are paid by MI and charged directly or allocated to the Partitioned Business. The net of these transactions is recorded on the balance sheet as investments and advances from parent. The intercompany rate for non-capitalization borrowings was 6.0% in 1996. These borrowings have no specific repayment term.

     The Partitioned Business is insured through MI's self-insurance program for property damage, general liability, workers' compensation and employee medical coverage. MI charges the Partitioned Business on a per-occurrence basis.

     Operating Costs Allocated from Marriott International, Inc.
     -----------------------------------------------------------

     The  costs  allocated  to  the  Partitioned  Business,   contained  in  its
     consolidated statement of operations, are as follows (in thousands):

         Salaries, wages and benefits                           $ 4,930
         Supplies and services                                    1,450
         Rent                                                       209
         --------------------------------------------------------------
         Total                                                  $ 6,589
         ==============================================================

7.   Long-Term Debt

     Long-term debt at January 3, 1997 consisted of the following (in millions):

         Secured debt, average interest rate of 7.6%
           at January 3, 1997 maturing through 2020             $   221
         Debt due to related party                                   15
         Capital lease obligations                                    8
         --------------------------------------------------------------
                                                                $   244
         ==============================================================

                                      -12-

     On March 25, 1996, Marriott International Capital Corporation ("MICC") entered into two Demand Note agreements with the Partitioned Business. On June 13, 1996, MICC and the Partitioned Business agreed that the outstanding principal and accrued interest of the demand notes, totaling $29,425,000, would be accounted for under the policies applicable to other intercompany loans with MI. The parties agree that the terms of the original note are no longer in effect, and the notes are not included in long-term debt in the consolidated balance sheet.

     Included in debt due to related party is approximately $15.5 million of secured bonds owed to MI.

     Aggregate debt maturities, including capital lease obligations, are: 1997 - $22.3 million; 1998 - $7.1 million; 1999 - $33.2 million; 2000 - $50.4 million, 2001 - $5.5 million and $125.7 million thereafter. Interest paid for the forty weeks ended January 3, 1997 was approximately $14.3 million.

8.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of current assets, current liabilities and amounts due to MI are assumed to be equal to their reported carrying amounts. The fair value of the Partitioned Business' debt instruments approximates the carrying amount, with the exception of two fixed-rate debt instruments. These instruments, which represent property indebtedness, have been calculated to have a fair value, by discounting the scheduled loan payments to maturity using rates that are believed to be currently available for debt of similar terms and maturities. Due to restrictions of transferability and prepayment, previously modified debt terms and other property specific competitive conditions, the Partitioned Business may be unable to refinance the indebtedness to obtain such calculated debt amounts reported. The carrying amount and fair value of these two fixed-rate debt instruments is $171,264,000 and $180,979,000, respectively.

9.   REVENUES

     Revenues primarily represent house profit from the Partitioned Business' communities. House profit reflects the net revenues flowing to the Partitioned Business as property owner and represents community operating results, less property-level expenses, excluding depreciation, real and personal property taxes, ground and equipment rent, insurance, management fees and certain other costs, which are classified as operating costs and expenses.

     Revenue is comprised of the following (in thousands):

                                                                   Forty Week
                                                                  Period Ended
                                                                 January 3, 1997
                                                                    (Audited)
                                                                 ---------------

           Net operating revenue                                    $ 146,200
           Other income                                                 1,402
           ------------------------------------------------------------------
                                                                      147,602
           Property level expenses                                     95,633
           ------------------------------------------------------------------
           Revenues                                               $    51,969
           ==================================================================


10.  COMMITMENTS AND CONTINGENCIES

     Effective June 21, 1997, the management agreements between Forum, as manager, and entities included in the Partitioned Business have either been assigned to MSLSI or new agreements between MSLSI and those entities have been executed.

11.  LITIGATION

     On January 24, 1994, the Russell F. Knapp Revocable Trust (the "Plaintiff") filed a complaint (the "Iowa Complaint") in the United States District Court for the Northern District of Iowa (the "Iowa Court") against Forum Retirement, Inc. ("FRI"), the wholly-owned subsidiary of Forum which serves as general partner of Forum Retirement Partners, L.P., alleging breach of the Partnership Agreement, breach of fiduciary duty, fraud, insider trading, and civil conspiracy/aiding and abetting. The Plaintiff subsequently amended the Iowa Complaint, adding Forum as a defendant. The Iowa Complaint alleged, among other things, that the Plaintiff holds a substantial number of Units, that the Board of Directors of FRI is not comprised of a majority of independent directors as required by the Partnership Agreement and as allegedly represented in the Partnership's 1986 Prospectus for its initial public offering, and that FRI's Board of Directors has approved and/or acquiesced to an 8% management fee charged by Forum under the Management Agreement. The Iowa Complaint further alleged that the "industry standard" for such fees is 4%, thereby resulting in an "overcharge" to the Partnership estimated by the Plaintiff at $1.8 million per annum beginning in 1994. The Plaintiff sought the restoration of certain former directors to the Board of Directors of FRI and the removal of certain other Directors from the Board, an injunction prohibiting the payment of an 8% management fee, and unspecified compensatory and punitive damages. On April 3, 1995, the Iowa Court entered an order dismissing the Iowa Complaint on jurisdictional grounds. Although the Plaintiff filed a notice of appeal of the Iowa Court's ruling, it subsequently dismissed this appeal.

     On June 15, 1995, the Plaintiff filed a complaint (the "Indiana Complaint") in the United States District Court for the Southern District of Indiana (the "Indiana Court") against FRI and Forum seeking essentially the same relief. The defendants moved to dismiss the Indiana Complaint for failure to state a claim for which relief could be granted and, in response, on December 11, 1995 the Plaintiff amended the Indiana Complaint.

     The defendants moved to dismiss the amended complaint on similar grounds, and on May 17, 1996, the Indiana Court ruled on the defendant's motion by dismissing without prejudice two of the four counts contained in the amended complaint, namely, the counts for alleged insider trading and civil conspiracy/aiding and abetting. The litigation is in the pre-trial phase, and both the plaintiff and the defendants are awaiting the Indiana Court's ruling on their respective motions for summary judgment. The Indiana Court has set a trial date for December 8, 1997. FRI intends to vigorously defend against this litigation.

Independent Auditors' Report


The Board of Directors
Forum Group, Inc.:

We have audited the accompanying combined balance sheets of Forum Group, Inc. and Subsidiaries, as partitioned for sale to Host Marriott Corporation as of March 31, 1996 and 1995 and the related combined statements of operations and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Forum Group, Inc. and Subsidiaries, as partitioned for sale to Host Marriott Corporation as of March 31, 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in note 1 to the combined financial statements, the Company changed its method of recognizing vacation expense in 1996.





                                   KPMG Peat Marwick LLP


Indianapolis, Indiana
September 3, 1997

               FORUM GROUP, INC. AND SUBSIDIARIES, AS PARTITIONED
                     FOR SALE TO HOST MARRIOTT CORPORATION
                            Combined Balance Sheets
                            March 31, 1996 and 1995
                                 (in thousands)


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
               Assets                                                                          1996        1995
-------------------------------------------------------------------------------------------------------------------
Property and equipment, net                                                                 $ 343,278      312,987
Cash and cash equivalents                                                                      18,706       29,736
Other assets                                                                                   55,452       36,404
-------------------------------------------------------------------------------------------------------------------

                                                                                            $ 417,436      379,127
===================================================================================================================
     Liabilities and Equity
-------------------------------------------------------------------------------------------------------------------

Long-term debt                                                                                325,756      267,228
Due to Community Manager                                                                       13,432       10,906
Other liabilities                                                                              28,752       40,357
-------------------------------------------------------------------------------------------------------------------
          Total liabilities                                                                   367,940      318,491

Equity:
  Investments and advances from parent                                                         49,496       60,636
-------------------------------------------------------------------------------------------------------------------

                                                                                            $ 417,436      379,127
===================================================================================================================


See accompanying notes to combined financial statements.

               FORUM GROUP, INC. AND SUBSIDIARIES, AS PARTITIONED
                     FOR SALE TO HOST MARRIOTT CORPORATION
                       Combined Statements of Operations
                      Years ended March 31, 1996 and 1995
                                 (in thousands)



-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                                               1996       1995
-------------------------------------------------------------------------------------------------------------------

Revenues                                                                                     $ 59,525     48,055
-------------------------------------------------------------------------------------------------------------------

Operating costs and expenses:
     Depreciation and amortization                                                             10,712      8,360
     Management fees                                                                           10,060      8,333
-------------------------------------------------------------------------------------------------------------------
                                                                                               20,772     16,693
-------------------------------------------------------------------------------------------------------------------

Operating profit before minority interest, corporate
  expenses, interest expense and investment income                                             38,753     31,362

Minority interest                                                                               1,015        289
Corporate expenses                                                                                915        431
Interest expense                                                                               29,119     23,018
Investment income                                                                               2,321      1,743
-------------------------------------------------------------------------------------------------------------------

Income before income taxes, extraordinary loss
  and cumulative effect of accounting change                                                   10,025      9,367
Income taxes                                                                                    1,564      2,400
-------------------------------------------------------------------------------------------------------------------

Income before extraordinary loss and
  cumulative effect of accounting change                                                        8,461      6,967
Extraordinary loss on extinguishment of debt                                                    2,078        253
-------------------------------------------------------------------------------------------------------------------

Income before cumulative effect of
  accounting change                                                                             6,383      6,714
Cumulative effect of accounting change                                                            666         --
-------------------------------------------------------------------------------------------------------------------

Net income                                                                                  $   5,717      6,714
===================================================================================================================


See accompanying notes to combined financial statements.

               FORUM GROUP, INC. AND SUBSIDIARIES, AS PARTITIONED
                     FOR SALE TO HOST MARRIOTT CORPORATION
                       Combined Statements of Cash Flows
                      Years ended March 31, 1996 and 1995
                                 (in thousands)

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

                                                                                              1996         1995
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net income                                                                           $  5,717        6,714
     Adjustments to reconcile net income to cash provided
        by operating activities:
         Depreciation and amortization expense                                              10,172        8,360
         Amortization of deferred financing costs                                            1,775        2,383
         Cumulative effect of accounting change, net                                           666           --
         Net income of investors on equity method                                               --          (73)
         Other owners' interest in operations of combined companies                          1,015          289
         Income from interest rate cap agreement, net                                         (104)          --
         Loss on sale of facility                                                              203           --
         Tax benefit recorded as additional equity                                              --        4,000
         Non-cash portion of extraordinary loss                                              1,887          241
         Other accrued revenues and expenses, net                                            4,996         (396)
-------------------------------------------------------------------------------------------------------------------
              Net cash provided by operating activities                                     26,327       21,518
-------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
     Purchases of retirement communities                                                        --      (22,681)
     Additions to property and equipment                                                   (21,792)      (5,803)
     Proceeds from facility sales and other investments                                      1,300           --
     Purchase of mortgage loans                                                            (18,370)          --
     Proceeds from sale of interest rate cap                                                 5,847           --
     Additional investment in Forum Retirement Partners, L.P., net
         of acquired cash of $4,872 in 1995                                                 (6,520)      (3,374)
     Other                                                                                  (3,718)      (2,411)
-------------------------------------------------------------------------------------------------------------------
              Net cash used by investing activities                                        (43,253)     (34,269)
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
     Proceeds from long-term debt                                                          151,907       21,441
     Payments on long-term debt                                                           (108,829)      (9,121)
     Advances (to) from parent                                                             (16,857)      15,146
     Deferred financing costs                                                               (7,951)      (2,824)
     Distributions to other partners                                                          (324)        (313)
     Resident deposits and restricted cash                                                 (12,050)        (145)
-------------------------------------------------------------------------------------------------------------------
              Net cash provided by financing activities                                      5,896       24,184
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                                       (11,030)      11,433
Cash and cash equivalents at beginning of year                                              29,736       18,303
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year                                                  $ 18,706       29,736
===================================================================================================================


See accompanying notes to combined financial statements.

               FORUM GROUP, INC. AND SUBSIDIARIES, AS PARTITIONED
                     FOR SALE TO HOST MARRIOTT CORPORATION
                     Notes to Combined Financial Statements
                            March 31, 1996 and 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation
     ---------------------

     Effective June 21, 1997, Host Marriott Corporation ("Host") acquired all of the outstanding common stock of Forum Group, Inc. ("Forum"), pursuant to a Stock Purchase Agreement (the "Agreement") dated June 21, 1997 with Marriott International, Inc. ("Marriott"). Certain operations and related assets and liabilities of Forum, including certain communities and management fees, specifically excluded from the Agreement, are not included in these combined financial statements. Accordingly, these combined financial statements include only the assets and liabilities, along with results of operations, of the communities included in the Agreement ("Partitioned Business").

     The primary operations of the Partitioned Business is 29 retirement communities ("RCs"), located in 11 states, managed by a subsidiary of Marriott Senior Living Services, Inc. ("MSLSI"), a Marriott subsidiary.

     On March 25, 1996, an acquiring subsidiary of Marriott completed a tender offer for the shares of Forum and purchased over 99% of its outstanding common stock at $13 per share, an aggregate of approximately $300 million. On June 12, 1996, the acquiring subsidiary merged into Forum, with Forum as the surviving entity. Costs incurred by Forum to effect Marriott's acquisition have been excluded from the accompanying combined financial statements. Additionally, Forum changed its policy regarding the recognition of vacation expense to conform with Marriott's policy, resulting in a cumulative adjustment of $1,010,000 in the accompanying combined financial statements, net of the related income tax benefit of $344,000.

     The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55, requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses include officer and employee salaries, rent or depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. These financial statements include such adjustments.

     For operations that do not pay income taxes, Marriott internally allocates income tax expense at the statutory rate after adjustment for state income taxes and several other items. The income tax expense and related tax information in these financial statements has been calculated as if the Partitioned Business had not been eligible to be included in Marriott's consolidated tax returns. The calculation of tax expense and deferred taxes necessarily required certain assumptions, allocations and estimates, which management believes are reasonable to accurately reflect the tax reporting for the Partitioned Business as a stand-alone taxpayer.

     These combined financial statements include the historical financial position, results of operations and cash flows of the Partitioned Business previously included in the Forum consolidated financial statements. These combined financial statements have been prepared by management in accordance with generally accepted accounting principles and include such estimates and adjustments as deemed necessary to present fairly the consolidated financial position, results of operations and cash flows for the Partitioned Business as of and for the years ended March 31, 1996 and 1995.

     Revenues and Expenses
     ---------------------

     Revenues represent the operating profit from the RCs because Forum has delegated substantially all of the operating decisions related to the generation of operating profit from its RCs to the community manager. Operating profit reflects the net operating revenues flowing to Forum as RC owner and represents operating results, less property-level expenses, excluding depreciation, management fees and minority interests, which are classified as operating costs and expenses in the accompanying financial statements.

     Cash Equivalents
     ----------------

     Cash equivalents represent commercial paper and other income-producing securities having an original maturity of less than three months, are readily convertible to cash and are stated at cost, which approximates market.

     Property and Equipment
     ----------------------

     Property and equipment are carried at management's estimate of their value as of March 31, 1992, the effective date of Forum's reorganization, with subsequent additions recorded at cost. Capital leases are recorded at the lower of the estimated market value of the assets leased or the present value of the minimum lease payments. Depreciation is computed on a straight-line method. The annual rate of depreciation is based on a composite lives of 40 years for buildings and primarily from 7 years to 10 years for furniture and equipment. A provision for value impairment is recorded whenever the estimated undiscounted future cash flows from a property are less than the property's net carrying value.

     Deferred Costs
     --------------

     Fees and other costs incurred to obtain long-term financing are amortized to interest expense over the term of the related debt on a straight-line basis, and are a component of other assets. Any unamortized costs are written off and included with extraordinary charges upon extinguishment.


                                     -20

     Costs incurred in the initial occupancy of RCs are amortized on the straight-line method over the shorter of the life expectancy of the initial residents or the term of the initial residency agreement, generally one year, and are a component of other assets.

     Due to Community Manager
     ------------------------

     The principal component of due to community manager is working capital provided on the behalf of Forum by the community manager in conjunction with the operation of Forum's retirement communities. The Partitioned Business has management agreements in effect with Forum, which require fees of 5% to 8% of gross operating revenues.

     Income Taxes
     ------------

     Income taxes are provided to the extent expected to be payable for the current year, plus or minus the change in deferred income tax liabilities or assets established for expected future income tax consequences resulting from differences between the book and tax bases of assets and liabilities.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  SIGNIFICANT TRANSACTIONS

     In August 1994, Forum purchased additional limited partner units of Forum Retirement Partners, L.P. ("Forum Partners") to reach a 57% equity ownership interest, and consequently its operations are combined into Forum's combined financial statements from that date. Forum Partners owns and operates nine RCs. In September 1995, Forum made a tender offer for all outstanding limited partner units at $2.83 per unit, and an additional 2,644,724 limited partner units were acquired in December 1995, which increased Forum's ownership to 79% of the limited partner units. Pro forma unaudited operating results for the year ended March 31, 1995 as if Forum Partners' results were consolidated from April 1, 1994 are as follows:

              Total revenues                                     $ 160,553
              Income before extraordinary charge                     8,519
              Net income                                             8,266

     Other income for 1995 includes Forum's share of Forum Partners' operating income before extraordinary charge of $73,000 for the four months ended July 31, 1994.

     During fiscal 1995, Forum commenced implementation of an approximate $60 million long-term growth plan which included the following transactions:

     o In August 1994, acquired an 80% equity interest in Tiffany House ("Tiffany"), a 130-unit assisted living facility in Fort Lauderdale, Florida,

     o In January 1995, acquired a 100% equity interest in The Forum at Fountainview, an RC in West Palm Beach, Florida with 276 independent living units and 64 assisted living units,

     o In May 1995, acquired an 80% interest in The Forum at the Woodlands, an RC near Houston, Texas with 240 independent living units and 63 assisted living units, and

     o In June 1995, purchased two delinquent mortgage loans secured by RCs located in southern Florida for $18,370,000, which was funded through a $14,063,000 draw on a line of credit and $4,307,000 of working capital. (On February 16, 1996, Forum foreclosed on the mortgage loan of one RC containing 88 assisted living units, and subsequent operations of the RC are included in the accompanying combined financial statements. The other mortgage loan, which related to a RC containing 152 independent living units and 102 assisted living units, was foreclosed in May 1996).

     During fiscal 1996, Forum relocated its headquarters to Fairfax, Virginia from Indianapolis, Indiana and cost incurred have been excluded from the accompanying combined financial statements.

(3)  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net consist of the following at March 31:

                                                           1996          1995
                                                        -----------------------

     Land and land improvements                         $  52,573        49,737
     Buildings and leasehold improvements                 286,956       263,411
     Furniture and equipment                               22,960        18,780
     Construction in progress                              10,992           879
                                                        -----------------------
                                                          373,481       332,807
     Less accumulated depreciation                         30,203        19,820
                                                        -----------------------
                                                        $ 343,278       312,987
                                                        =======================

(4)  OTHER ASSETS

     At March 31, 1996 and 1995, other assets includes restricted cash of $704,000 and $1,436,000, respectively, deposited by present and prospective residents of lifecare RCs; $7,576,000 and $5,115,000, respectively, of resident security deposits; and $13,569,000 and $5,343,000, respectively, funded under long-term debt and restricted to specific purposes.

(5)  LONG-TERM DEBT

     Long-term debt is comprised of the following at March 31 (in thousands):

                                                                                              1996         1995
-------------------------------------------------------------------------------------------------------------------
         Mortgage loans:
             Secured by eight Forum RCs requiring monthly payments based on a 25-year term including interest at 10.01% to maturity in
                2003                                                                       $ 124,140           --
             Secured by seven Forum RCs requiring monthly payments based on a 25-year term including interest at LIBOR plus 4.180%, not to exceed 8.805%, (8.805% at March 31, 1995) to maturity in
                2001.  Requires a prepayment penalty until 1997 with a yield maintenance premium thereafter and additional payments if
                debt service coverage ratio is below specified levels                             --       92,146
             Secured by nine Forum Partners RCs requiring monthly payments based on a 20-year term including interest at 9.93% to maturity in 2001.  Requires a prepayment penalty until 1997 with a yield maintenance premium thereafter and additional payments if debt
                service coverage ratio is below specified levels                              48,760       49,711
             Secured by one Forum RC requiring quarterly interest payments at LIBOR plus 1.50% (7.40% and 7.81% at March 31, 1996
                and 1995, respectively) with quarterly principal payments
                based on a 30-year term to maturity in 1999                                   25,653       25,832
             Secured by three Forum RCs requiring quarterly interest payments at LIBOR plus 1.30% (7.20% and 7.61% at March 31, 1996 and
                1995, respectively) with quarterly principal payments based on a
                30-year term to maturity in 1996                                              45,490       46,036
             Secured by one Forum RC requiring monthly payments based on
                a 30-year term including interest at 10.5% to maturity in 1997                    --       14,321
             Other mortgages                                                                   2,845        3,139
-------------------------------------------------------------------------------------------------------------------
                                                                                             246,888      231,185
         Acquisition line of credit                                                           29,929       15,865
         Bonds payable                                                                        15,450           --
         Demand note                                                                          11,500           --
         Senior subordinated notes                                                            10,000       10,000
         Working capital credit facility                                                       2,500           --
         Capitalized leases                                                                    7,859        8,171
         Other                                                                                 1,630        2,007
-------------------------------------------------------------------------------------------------------------------

                                                                                           $ 325,756      267,228
===================================================================================================================

     In September 1995, Forum obtained a new mortgage loan to retire two existing mortgage loans totaling $106,000,000 and to pay fees and expenses of approximately $3,000,000. As a result of the mortgage refinancing, Forum wrote-off $3,148,000 of deferred financing costs related to the retired mortgage loans, which was recognized as an extraordinary loss in the accompanying combined statement of operations, net of the related income tax benefit of $1,070,000. An interest rate cap agreement was retained as an investment after the extinguishment of the related mortgage refinancing, and a mark-to-market gain of $1,554,000, a loss upon subsequent sale of $1,450,000, and other income of $485,000 was realized while the agreement was held as an investment, all of which were recorded as components of investment income in the accompanying combined statement of operations.

     During September 1994, Forum Investments I, L.L.C. ("FII"), a wholly-owned subsidiary of Forum, obtained a $70,000,000 line of credit to finance the acquisition, rehabilitation and/or expansion of RCs, which are pledged to secure the line of credit. Interest payments are due monthly at LIBOR plus 5.450% including service costs and other fees of 2.075%, (10.763% at March 31, 1996), and principal amounts borrowed must be paid or converted to a ten-year term loan by December 7, 1996. Additional principal payments, $6,455,000 as of March 31, 1996, are required if the debt service coverage ratio is below specified levels. The lender waived the March 31, 1996 additional principal payment in exchange for a guarantee of that portion of the mortgage loan by Forum. Prepayment of amounts converted to long-term debt after October 1, 1999 require a yield maintenance premium.

     Bonds payable require variable rate semi-annual interest payments, at 7.375% at March 31, 1996 and mature in 2008. The bonds payable were purchased by Marriott in July, 1996.

     The demand note resulted from a cash advance from Marriott to help fund working capital requirements and requires quarterly interest payments at LIBOR plus 4.5% (9.813% at March 31, 1996).

     The senior subordinated notes require interest semi-annually at 12.5% to maturity in 2003 and a premium payment if prepaid or redeemed.

     The working capital credit facility requires interest monthly at LIBOR plus 5.00% including a servicer's fee and a fixed rate fee of 1.55% (10.313% at March 31, 1996).

     Future minimum payments under capitalized leases approximate $1,200,000 for each of the five years ended March 31, 2001, with approximately $7,200,000 due thereafter, including imputed interest of approximately $5,300,000. Property and equipment at March 31, 1996 and 1995 include $11,392,000 and $10,965,000, respectively, of assets under capital leases, consisting principally of buildings and leasehold improvements, and related accumulated depreciation was $1,359,000 and $977,000, respectively. During fiscal 1995, a lease obligation was refinanced, which resulted in a $253,000 extraordinary loss, net of income tax benefit of $59,000, in the accompanying combined statement of operations.

     At March 31, 1996, scheduled maturities of long-term debt during the next five years (based on current interest rates) are $91,954,000 in 1997, $3,906,000 in 1998, $29,690,000 in 1999, $3,648,000 in 2000 and $48,640,000
     in 2001. Cash paid for interest was $27,447,000 and $20,005,000 in fiscal years 1996 and 1995.

(6)  INCOME TAXES

     Income tax expense differs from the amount computed by applying the U.S. federal income tax rate of 34% to income before income tax expense, extraordinary loss and cumulative effect of accounting change as a result of the following (in thousands):

                                                                                           Years ended March 31,
                                                                                           1996            1995
-------------------------------------------------------------------------------------------------------------------

           Computed "expected" tax expense                                              $ 1,995            3,079
           Reduction of valuation allowance for deferred tax assets                        (691)          (4,946)
           Tax benefit recorded as additional equity                                         --            4,000
           Amounts added to net deferred tax assets                                        (757)              --
           Other                                                                           (397)             208
-------------------------------------------------------------------------------------------------------------------
                                                                                            150            2,341
           Income taxes allocated to:
                Extraordinary charge                                                      1,070               59
                Cumulative effect of accounting change                                      344               --
-------------------------------------------------------------------------------------------------------------------
                                                                                        $ 1,564            2,400
===================================================================================================================


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March 31 are as follows (in thousands):

                                                                                             1996         1995
-------------------------------------------------------------------------------------------------------------------

           Deferred tax assets:
               Property and equipment, principally due to differences in the bases of assets as a result of fresh-start accounting and
                  depreciation methods                                                     $ 18,488       19,403
               Net operating loss carryforwards                                              13,730       11,290
               Accrued expenses                                                                 862          818
               Losses in consolidated taxable entities                                           --        3,571
               Deferred income                                                                  958        1,136
               Deferred compensation                                                            699          667
               Other                                                                            826          151
-------------------------------------------------------------------------------------------------------------------
                  Total gross deferred tax assets                                            35,563       37,036
                  Less valuation allowance                                                   33,841       34,532
-------------------------------------------------------------------------------------------------------------------
                  Net deferred tax assets                                                     1,722        2,504
-------------------------------------------------------------------------------------------------------------------

           Deferred tax liabilities:
               Gains on property sales                                                         (769)      (1,542)
               Deferred management fees                                                        (593)        (593)
               Investments, principally due to differences in the
                  bases of assets as a result of fresh-start accounting                        (360)        (369)
-------------------------------------------------------------------------------------------------------------------
                  Total gross deferred tax liabilities                                       (1,722)      (2,504)
-------------------------------------------------------------------------------------------------------------------
                  Net deferred tax liabilities                                             $     --           --
===================================================================================================================

     Due to the utilization of net operating loss carryforwards and the recognition of net deferred tax assets, Forum had no federal income tax liability at March 31, 1996 and 1995. Other assets include federal income taxes receivable of $1,250,000 at March 31, 1996 and 1995.

     As of March 31, 1996, net operating loss carryforwards for income tax purposes were estimated to be approximately $167 million before the application of certain net operating loss carryforward limitations resulting from changes in ownership. As a result of these limitations, Forum expects the utilization of net operating loss carryforwards will be limited to approximately $40 million. These net operating loss carryforwards will expire in varying amounts through fiscal year 2010. For financial reporting purposes, any future benefit of net operating loss carryforwards and net deferred tax assets arising prior to Forum's reorganization will be reported as additional equity. The maximum tax benefit to be recognized through equity was estimated to be approximately $34 million at March 31, 1996.

(7)  REVENUE

     Revenue is comprised of the following for the year ended March 31 (in thousands):

                                                                                              1996         1995
-------------------------------------------------------------------------------------------------------------------

             Net operating revenues                                                        $ 179,926      142,527
             Other income                                                                        397          746
-------------------------------------------------------------------------------------------------------------------
                                                                                             180,323      143,273
-------------------------------------------------------------------------------------------------------------------

             Property level expenses                                                         120,325       95,080
             Other expenses                                                                      473          138
-------------------------------------------------------------------------------------------------------------------
                                                                                             120,798       95,218
-------------------------------------------------------------------------------------------------------------------

                                                                                          $   59,525       48,055
===================================================================================================================

     Net operating revenues include routine and ancillary service revenues and amounts estimated by management to be reimbursable by Medicare and other cost-based programs. Routine service revenues, generated by monthly charges for independent living units and daily or monthly charges for assisted living suites and nursing beds, are recognized based on the terms of the residency and admission agreements. Ancillary service revenues, generated on a fee for service basis for supplementary items requested by residents, are recognized as the services are provided. Cost-based reimbursements are subject to audit by agencies administering the programs, and estimates are recorded for potential adjustments that may result. To the extent estimated amounts are expected to be adjusted, revenues are charged or credited when the adjustments become determinable.

     Resident advance fees under lifecare residency agreements are recognized as income over the estimated useful lives of the RCs.

(8)  COMMITMENTS AND CONTINGENCIES

     On January 24, 1994, the Russell F. Knapp Revocable Trust (the "Plaintiff") filed a complaint (the "Iowa Complaint") in the United States District Court for the Northern District of Iowa (the "Iowa Court") against Forum Retirement, Inc. ("FRI"), the wholly-owned subsidiary of Forum which serves as general partner of Forum Partners, alleging breach of the Partnership Agreement, breach of fiduciary duty, fraud, insider trading, and civil conspiracy/aiding and abetting. The Plaintiff subsequently amended the Iowa Complaint, adding Forum as a defendant. The Iowa Complaint alleged, among other things, that the Plaintiff holds a substantial number of Units, that the Board of Directors of FRI is not comprised of a majority of independent directors as required by the Partnership Agreement and as allegedly represented in the Partnership's 1986 Prospectus for its initial public offering, and that FRI's Board of Directors has approved and/or acquiesced to an 8% management fee charged by Forum under the Management Agreement. The Iowa Complaint further alleged that the "industry standard" for such fees is 4%, thereby resulting in an "overcharge" to the Partnership estimated by the Plaintiff at $1.8 million per annum beginning in 1994. The Plaintiff sought the restoration of certain former directors to the Board of Directors of FRI and the removal of certain other Directors from the Board, an injunction prohibiting the payment of an 8% management fee, and unspecified compensatory and punitive damages. On April 3, 1995, the Iowa Court entered an order dismissing the Iowa Complaint on jurisdictional grounds. Although the Plaintiff filed a notice of appeal of the Iowa Court's ruling, it subsequently dismissed this appeal.

     On June 15, 1995, the Plaintiff filed a complaint (the "Indiana Complaint") in the United States District Court for the Southern District of Indiana (the "Indiana Court") against FRI and Forum seeking essentially the same relief. The defendants moved to dismiss the Indiana Complaint for failure to state a claim for which relief could be granted and, in response, on December 11, 1995 the Plaintiff amended the Indiana Complaint.

     The defendants moved to dismiss the amended complaint on similar grounds, and on May 17, 1996, the Indiana Court ruled on the defendant's motion by dismissing without prejudice two of the four counts contained in the amended complaint, namely, the counts for alleged insider trading and civil conspiracy/aiding and abetting. The litigation is currently in the discovery stage. FRI intends to vigorously defend against this litigation.

     Forum has retirement agreements with certain current and former officers under which each officer is to be paid 50% of average annual compensation, as defined, for a period of fifteen years upon reaching age 65. Upon disability or death prior to retirement, benefits are to be paid for a period of ten years based on compensation as calculated for retirement benefits. At March 31, 1996 and 1995, Forum had an accrued expense relating to these agreements of $2,055,000 and $1,963,000, respectively.

(9)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of all financial assets and liabilities for which it is practicable to estimate. Fair value is defined in the Statement as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Forum believes the carrying amount of its financial instruments other than certain property indebtedness approximates their fair value due to the relatively short maturity of these instruments. There is no quoted market value available for any of Forum's instruments. Property indebtedness with a carrying amount of $198,350,000 and $166,178,000 has been calculated to have a fair value of $185,340,000 and $158,473,000 by discounting the scheduled loan payments to maturity using rates that are believed to be currently available for debt of similar terms and maturities at March 31, 1996 and 1995, respectively. Due to restrictions of transferability and prepayment, previously modified debt terms and other property specific competitive conditions, Forum may be unable to refinance the indebtedness to obtain such calculated debt amounts reported.

                                FORUM GROUP, INC.
              As Partitioned For Sale to Host Marriott Corporation
                                  (See Note 1)

                             CONDENSED BALANCE SHEET
                               As of June 20, 1997

                            (unaudited, in thousands)


ASSETS

      Property and equipment, net                                                           $      517,947
      Due from manager                                                                              20,837
      Other assets                                                                                  17,021
      Cash and cash equivalents                                                                     18,426
----------------------------------------------------------------------------------------------------------
           Total Assets                                                                     $      574,231
==========================================================================================================
LIABILITIES AND EQUITY

      Debt                                                                                  $      241,481
      Other liabilities                                                                             41,285
----------------------------------------------------------------------------------------------------------
           Total Liabilities                                                                       282,766
----------------------------------------------------------------------------------------------------------
EQUITY

      Investments and advances from parent                                                         291,465
----------------------------------------------------------------------------------------------------------
           Total Liabilities and Equity                                                     $      574,231
==========================================================================================================












                   The Accompanying Notes are an Integral Part
                         of These Financial Statements.

                                FORUM GROUP, INC.
              As Partitioned For Sale to Host Marriott Corporation
                                  (See Note 1)

                       CONDENSED STATEMENTS OF OPERATIONS
             For the Twenty-four Week Period Ended June 20, 1997 and
              the Period from January 1, 1996 through June 14, 1996

                            (unaudited, in thousands)


                                                                                     1997               1996
                                                                                --------------------------------

REVENUES                                                                        $   33,034         $   32,896
-------------------------------------------------------------------------------------------------------------
OPERATING COSTS AND EXPENSES

      Depreciation and amortization                                                  5,461              5,367
      Base management fees                                                           5,147              4,985
      Property taxes                                                                 2,551              1,929
      Ground rent, insurance and other                                                 935              1,190
-------------------------------------------------------------------------------------------------------------
           Total operating costs and expenses                                       14,094             13,471
-------------------------------------------------------------------------------------------------------------
OPERATING PROFIT BEFORE INTEREST
      AND MINORITY INTEREST                                                         18,940             19,425

      Interest expense                                                              (7,990)           (11,782)
      Interest income                                                                  556                654
      Minority interest expense                                                       (388)              (369)
-------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                          11,118              7,928

      Provision for income taxes                                                    (4,337)            (2,959)
-------------------------------------------------------------------------------------------------------------
INCOME BEFORE CUMULATIVE EFFECT
      OF ACCOUNTING CHANGE                                                           6,781              4,969

Cumulative effect of accounting change                                                   -               (666)
-------------------------------------------------------------------------------------------------------------
NET INCOME                                                                      $    6,781         $    4,303
=============================================================================================================



                   The Accompanying Notes are an Integral Part
                         of These Financial Statements.

                                FORUM GROUP, INC.
              As Partitioned For Sale to Host Marriott Corporation
                                  (See Note 1)

                       CONDENSED STATEMENTS OF CASH FLOWS
             For the Twenty-four Week Period Ended June 20, 1997 and
              the Period from January 1, 1996 through June 14, 1996

                            (unaudited, in thousands)


                                                                                     1997                 1996
                                                                                    ---------------------------

CASH FROM OPERATING ACTIVITIES                                                   $  18,782            $  16,488
---------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES

      Additions to property and equipment                                          (16,083)             (21,859)
      Acquisition of Forum Group, Inc                                                    -              (94,009)
---------------------------------------------------------------------------------------------------------------
      Cash used in investing activities                                            (16,083)            (115,868)
---------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES

      Payments on debt                                                              (2,837)             (47,560)
      Other                                                                            (95)                 805
      Advances (to)/from parent                                                         19              136,961
---------------------------------------------------------------------------------------------------------------
      Cash (used)/provided in financing activities                                  (2,913)              90,206
---------------------------------------------------------------------------------------------------------------
DECREASE IN CASH AND CASH EQUIVALENTS                                            $    (214)           $  (9,174)
===============================================================================================================









                   The Accompanying Notes are an Integral Part
                         of These Financial Statements.

                                FORUM GROUP, INC.
              As Partitioned For Sale to Host Marriott Corporation
                                  (See Note 1)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (unaudited)

1. Effective June 21, 1997, Host Marriott Corporation ("Host") acquired certain assets and assumed certain liabilities of Forum Group, Inc., and subsidiaries ("Forum"), an Indiana corporation, pursuant to a Stock Purchase Agreement ("Agreement") dated June 21, 1997. Certain operations and other assets and liabilities of Forum, including seven communities, management fees, and lifecare bonds specifically excluded from the Agreement, are not included in these financial statements. Accordingly, these financial statements include only assets and liabilities, along with results from operations generated therefrom, included in the Agreement ("Partitioned Business").

     The accompanying condensed consolidated financial statements of the Partitioned Business have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. Management believes the disclosures made are adequate to make the information presented not misleading. However, the condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Partitioned Business' annual audited financial statements for the forty weeks ended January 3, 1997.

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly the financial position of the Partitioned Business as of June 20, 1997, and the results of operations and cash flows for the twenty-four week period ended June 20, 1997, and the period from January 1, 1996 through June 14, 1996. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2.   Revenue is comprised of the following (in thousands):

                                                                                                     Period from
                                                                           Twenty-four             January 1, 1996
                                                                           Weeks Ended                 through
                                                                          June 20, 1997              June 14, 1996
                                                                         -----------------------------------------

         Net operating revenue                                            $      94,924              $      86,751
         Other income                                                               625                        571
         ---------------------------------------------------------------------------------------------------------
                                                                                 95,549                     87,322
         Property level expenses                                                 62,515                     54,426
         ---------------------------------------------------------------------------------------------------------
         Revenues                                                         $      33,034              $      32,896
         =========================================================================================================


                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


The Unaudited Pro Forma Condensed Consolidated Statements of Operations of Host Marriott Corporation (the "Company") reflect the following transactions for the twenty-four weeks ended June 20, 1997 and the fiscal year ended January 3, 1997, as if such transactions had been completed on December 30, 1995:

*    1997  acquisition of the  outstanding  common stock of Forum Group,  Inc.
* 1997 acquisition of, or purchase of controlling interests in, seven full-service hotel properties and the completion of the acquisition of the New York Marriott Financial Center
* March 1997 placement of a $90 million mortgage note secured by the Philadelphia Marriott Hotel
* March 1997 purchase of the $230 million in outstanding bonds secured by the San Francisco Marriott Hotel
*    July 1997 Senior Notes Offering (as defined below)
* 1996 acquisition of, or purchase of controlling interests in, 23 full-service hotel properties and the purchase of the mortgage note secured by the New York Marriott Financial Center Hotel
*    December 1996 Convertible Preferred Securities Offering (as defined below)
* December 1996 repayment of the $109 million mortgage note secured by the Philadelphia Marriott Hotel
*    1996 sale/leaseback of 16 Courtyard properties
*    1996 sale/leaseback of 18 Residence Inns

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 20, 1997 reflects the acquisition of the outstanding common stock of the Forum Group, Inc. and the July 1997 Senior Notes Offering (as defined below).

On June 21, 1997, HMC Senior Communities, Inc., a wholly-owned subsidiary of the Company, completed the acquisition of the outstanding common stock of Forum Group, Inc., (the "Forum Group") from Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc.

Also, during 1997, the Company acquired a controlling interest in Marriott Hotel Properties Limited Partnership which owns the Marriott Orlando World Center Hotel and a controlling interest in the Marriott Harbor Beach Resort. In addition, the Company acquired The Ritz-Carlton, Marina del Rey and controlling interests in the partnerships which own the Oklahoma City Waterford, the Hanover Marriott, the Norfolk Waterside Marriott and the Hartford/Farmington Marriott, respectively. In addition, the Company completed the acquisition of the New York Marriott Financial Center, after acquiring the mortgage note in late 1996. The Company also obtained a new $90 million mortgage note secured by the Philadelphia Marriott Hotel and purchased $230 million of outstanding bonds secured by the San Francisco Marriott Hotel. HMH Properties, Inc., a wholly-owned subsidiary of the Company completed the issuance of 8 7/8% senior notes for net proceeds of approximately $570 million on July 17, 1997 (the "July 1997 Senior Notes Offering").

During 1996, the Company acquired six full-service hotel properties and a controlling interest in 17 additional full-service hotel properties, and purchased the mortgage note secured by the New York Marriott Financial Center Hotel. Also during 1996, the Company sold and leased back 16 Courtyard properties and 18 Residence Inns. The Company completed the issuance of 11 million shares of Company-Obligated, Mandatorily-Redeemable Convertible Preferred Securities of a Subsidiary Trust for net proceeds of $530 million on December 2, 1996 (the "December 1996 Convertible Preferred Securities Offering"). The Company also repaid a mortgage note secured by the Philadelphia Marriott Hotel in December 1996.

The Pro Forma Condensed Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The Pro Forma Condensed Consolidated Financial Data and Notes thereto should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included on Form 10-K for the fiscal year ended January 3, 1997 and on Form 10-Q for the quarter ended June 20, 1997.

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 20, 1997
                                  (in millions)

                                                                                      Forum Group
                                                                                      Acquisition         Other         Pro
                                                                       Historical     Adjustments      Adjustments     Forma
                                                                       ----------     -----------      -----------     -----
                           ASSETS
                           ------
Property and Equipment, net.......................................     $   4,292      $       515 (A)  $        --     $   4,807
Notes and Other Receivables.......................................           182               --               --           182
Due from Managers.................................................           105                5 (A)           --           110
Investments in Affiliates.........................................            11               --               --            11
Other Assets......................................................           228               10 (A)           30(B)        268
Cash and Cash Equivalents.........................................           509             (196)(A)          570(B)        883
                                                                       ---------      ------------     -----------     ---------
                                                                       $   5,327      $       334      $       600     $   6,261
                                                                       =========      ============     ===========     =========

         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------

Debt
   Senior notes issued by the company or its subsidiaries.........     $     985      $        27 (A)  $       600(B)  $   1,612
   Mortgage debt..................................................         1,634              170 (A)           --         1,804
   Other .........................................................            96               73 (A)           --           169
                                                                       ---------      ------------     -----------     ---------
                                                                           2,715              270              600         3,585
Accounts Payable and Accrued Expenses.............................            51               --               --            51
Deferred Income Taxes.............................................           496               21 (A)           --           517
Other Liabilities.................................................           340               43 (A)           --           383
                                                                       ---------      ------------     -----------     ---------
   Total Liabilities..............................................         3,602              334              600         4,536
                                                                       ---------      ------------     -----------     ---------

Company-obligated Mandatorily Redeemable Convertible
   Preferred Securities of a Subsidiary Trust.....................           550                --              --           550
                                                                       ---------      ------------     -----------     ---------

Shareholders' Equity
   Common Stock...................................................           203                --              --           203
   Additional Paid-in Capital.....................................           936                --              --           936
   Retained Earnings..............................................            36                --              --            36
                                                                       ---------      ------------     -----------     ---------
   Total Shareholders' Equity.....................................         1,175                --              --         1,175
                                                                       ---------      ------------     -----------     ---------
                                                                       $   5,327      $        334     $       600     $   6,261
                                                                       =========      ============     ===========     =========


     See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Twenty-Four Weeks Ended June 20, 1997
                    (in millions, except per share amounts)


                                               Forum Group
                                               Acquisition       Other        Pro
                                 Historical    Adjustments    Adjustments    Forma
                                 -----------  -------------  -------------  -------

Revenues
 Hotels.......................     $  512         $   --        $   9 (E)    $ 521
 Senior living communities....         --             33 (C)       --           33
 Other........................         10             --           --           10
                                   ------         ------        -----       ------
                                      522             33            9          564
                                   ------         ------        -----       ------
Operating costs and expenses
 Hotels.......................        291             --            4 (E)      295
 Senior living communities....         --             17 (C)       --           17
 Other........................         16             --           --           16
                                   ------         ------       ------       ------
                                      307             17            4          328
                                   ------         ------       ------       ------
Operating profit..............        215             16            5          236
Minority interest.............        (24)            --           (1)(E)      (25)
Corporate expenses............        (18)            (1) (C)      --          (19)
Interest expense..............       (122)           (10) (C)      (2)(E)     (157)
                                                                   (2)(G)
                                                                    5 (H)
                                                                  (26)(J)
Dividends on Convertible
  Preferred Securities
  of a subsidiary trust.......        (17)            --           --          (17)
Interest income...............         22             (4)(C)       (1)(E)       14
                                                                   (3)(H)
                                   ------         ------       ------       ------
Income (loss) before income
  taxes and extraordinary
  item........................         56              1          (25)          32
Benefit (provision) for
  income taxes................        (24)            (1)(L)       10 (L)      (15)
                                   ------         ------       ------       ------
Income (loss) before
  extraordinary item..........     $   32         $   --       $  (15)      $   17
                                   ======         ======       ======       ======
Income per common share
 before extraordinary
 item.........................     $  .16                                   $  .08
                                   ======                                   ======
Weighted average shares
 outstanding..................      202.6                                    202.6
                                   ======                                   ======




    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Fiscal Year Ended January 3, 1997
                     (in millions, except per share amounts)


                                           Forum Group
                                           Acquisition        Other          Pro
                             Historical    Adjustments     Adjustments      Forma
                             -----------  -------------    ------------    -------

Revenues
 Hotels......................   $  717       $    --         $   112 (D)   $   945
                                                                 116 (E)
 Senior living communities....      --            68 (C)         --             68
 Other........................      15            --              (1)(D)        14
                                ------       -------         -------       -------
                                   732            68             227         1,027
                                ------       -------         -------       -------
Operating costs and expenses
 Hotels......................      461            --              52 (D)       572
                                                                  52 (E)
                                                                   7 (K)
 Senior living communities...       --            34 (C)          --            34
 Other.......................       38            --              --            38
                                ------       -------         -------       -------
                                   499            34             111           644
                                ------       -------         -------       -------
Operating profit.............      233            34             116           383
Minority interest............       (6)           (1)(C)          (4)(D)       (25)
                                                                 (14)(E)
Corporate expenses...........      (43)           (1)(C)          --           (44)
Interest expense.............     (237)          (26)(C)         (22)(D)      (345)
                                                                 (26)(E)
                                                                   7 (F)
                                                                  (8)(G)
                                                                  23 (H)
                                                                 (56)(J)
Dividends on Convertible
 Preferred Securities of
 a subsidiary trust..........       (3)           --             (34)(I)       (37)
Interest income..............       48             1 (C)          (1)(D)        26
                                                                   1 (E)
                                                                 (11)(H)
                                                                  (8)(D)
                                                                  (4)(E)
                                ------        -------        -------       -------
Income (loss) before
  income taxes...............       (8)            7             (41)          (42)
Benefit (provision) for
 income taxes................       (5)           (3)(L)          17 (L)         9
                                ------        -------    -----------       -------
Net income (loss)............   $  (13)       $    4     $       (24)      $   (33)
                                ======        =======    ===========       =======
Loss per common share........   $ (.07)                                    $  (.17)
                                ======                                     =======
Weighted average shares
 outstanding.................    188.7                                       188.7
                                ======                                    =======


    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL DATA

A. Represents the adjustment to record the 1997 acquisition of the Forum Group, Inc. as follows:

     -    Record property and equipment of $515 million
     -    Record due from managers of $5 million
     -    Record other assets of $10 million
     -    Record the use of cash of $196 million
     -    Record debt of $270 million
     -    Record deferred taxes of $21 million
     -    Record other liabilities of $43 million

B. Represents the adjustment to record the July 1997 Senior Notes Offering as follows:

     -    Record proceeds of $570 million
     -    Record deferred financing fees of $30 million
     -    Record issuance of $600 million in senior notes

C. Represents the adjustment to record the revenue, operating expenses, interest expense, minority interest and interest income for the acquisition of the Forum Group, Inc., as if the acquisition occurred at the beginning of the applicable period.

D. Represents the adjustment to record revenue, operating expenses, secured debt interest expense and to reduce interest income for the 1996 acquisition of, or the purchase of controlling interests in, 23 full-service hotel properties and the purchase of the mortgage note secured by the New York Marriott Financial Center Hotel, as if they were added on December 30, 1995.

E. Represents the adjustment to record the revenue, operating expenses, secured debt interest expense, minority interest and to reduce interest income for the 1997 acquisition of, or the purchase of controlling interests in, seven full-service hotel properties as if the acquisitions occurred at the beginning of the applicable period.

F. Represents the adjustment to reduce interest expense for the fourth quarter 1996 repayment of a mortgage note secured by the Philadelphia Marriott Hotel.

G. Represents the adjustment to record interest expense for the $90 million mortgage loan (interest rate of 8.49%) obtained for the Philadelphia Marriott Hotel during the first quarter of 1997.

H. Represents the adjustment to reduce interest expense and interest income for the first quarter 1997 purchase of the $230 million of outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel.

I. Represents the adjustment to record the quarterly dividend payments for the December 1996 Convertible Preferred Securities Offering, as if the offering had taken place on December 30, 1995.

J. Represents the adjustment to record interest expense and amortization of deferred financing fees for the July 1997 Senior Notes Offering (as defined above).

K. Represents the net adjustment to eliminate the depreciation expense of $3 million and record the incremental lease expense of $10 million for the 1996 sale/leaseback of the 16 Courtyard properties and 18 Residence Inns.

L. Represents the income tax impact of pro forma adjustments at statutory rates.